Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MDC STAGWELL HOLDINGS INC.

July 29, 2021

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is MDC Stagwell Holdings Inc.

ARTICLE II

SECTION 1. The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

SECTION 2. The name and address of the incorporator is as follows Frank Lanuto: One World Trade Center, Floor 65, New York, NY 10007.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,450,005,000 shares of capital stock, consisting of:

(1) 200,000,000 shares of Preferred Stock (“Preferred Stock”), including (i) 95,000 shares designated as the “Series 4 Convertible Preferred Stock”, par value $0.001 per share, (ii) 30,000,000 shares designated as the “Series 5 Convertible Preferred Stock”, par value $0.001 per share (iii) 50,000 shares designated as the “Series 6 Convertible Preferred Stock”, par value $0.001 per share, and (iv) 20,000,000 shares designated as the “Series 7 Convertible Preferred Stock”, par value $0.001 per share, and

(2) 1,000,000,000 shares of class A common stock, par value $0.001 (the “Class A Common Stock”), 5,000 shares of class B common stock, par value $0.001 (the “Class B Common Stock”), and 250,000,000 shares of class C common stock, par value $0.00001 (the “Class C Common Stock” and, together with the Class A Common Stock and Class B Common Stock, the “Common Stock”).

Subject to the rights of the holders of any outstanding class or series of Preferred Stock, the number of authorized shares of either the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting as a single class, and no vote of the holders of either the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

SECTION 2. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 3. (a) Except as otherwise expressly provided herein or required by law, voting as a single class, each holder of outstanding shares of Class A Common Stock shall be entitled to one vote in respect of each share of Class A Common Stock, each holder of outstanding shares of Class B Common Stock shall be entitled to twenty votes in respect of each share of Class B Common Stock and each holder of outstanding shares of Class C Common Stock shall be entitled to one vote in respect of each share of Class C Common Stock held as of the applicable date on any matter that is submitted to a vote of stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any amendment to the Designation relating to any series of Preferred Stock attached hereto as Exhibit A, B, C or D) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Designation relating to any series of Preferred Stock attached hereto as Exhibit A, B, C or D) or pursuant to the DGCL. Except as otherwise required by law, holders of a series of Preferred Stock are entitled to amend the Designation related to such series of Preferred Stock without the vote of the holders of Common Stock or any other series of Preferred Stock.

(b)       Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Certificate of Incorporation (including any Designation relating to such series attached hereto as Exhibit A, B, C or D).

(c)       Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock:

1)	All dividends which are declared in any year in the discretion of the Board of Directors on all shares of the Class A Common Stock shall be declared and paid at the same time in an equal or, in the discretion of the Board of Directors, a greater amount per share than those dividends declared in respect of the Class B Common Stock at the time outstanding. All dividends which are declared in any year, in the discretion of the Board of Directors, on all shares of the Class B Common Stock shall be declared and paid at the same time in an equal or, in the discretion of the Board of Directors, a lesser amount per share than those declared in respect of shares of Class A Common Stock.

2)	If any stock dividend is declared on shares of Class A Common Stock, such dividend may be paid in shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the Board of Directors, lesser amounts per share are declared at the same time on shares of the Class B Common Stock and are payable in either shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on shares of Class A Common Stock. If any stock dividend is declared on shares of Class B Common Stock, such dividend may be paid in shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, if stock dividends in equal or, in the discretion of the Board of Directors, greater amounts per share are paid at the same time on shares of the Class A Common Stock and are payable in either shares of Class A Common Stock or in shares of Class B Common Stock, or partly in one class and partly in the other, regardless of which class the stock dividend was paid on shares of Class B Common Stock.

3)	All distributions other than dividends (including, without limiting the generality of the foregoing, any distribution of rights, warrants or options to purchase securities of the Corporation), and all such distributions which may at any time or from time to time be authorized or made:

i)	in respect of shares of the Class A Common Stock, shall be authorized and made at the same time in equal, or in the discretion of the Board of Directors, greater quantities or amounts per share than on shares of Class B Common Stock without preference or distinction; and

ii)	in respect of shares of the Class B Common Stock, shall be authorized and made at the same time in equal, or in the discretion of the directors, lesser quantities or amounts per share than on shares of Class A Common Stock without preference or distinction.

(d)      Except as contemplated by Section 8 of this Article IV, dividends or other distributions shall not be declared or paid on the Class C Common Stock.

(e)      Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. For the avoidance of doubt, a dissolution, liquidation or winding up shall not be deemed to be occasioned by or to include, without limitation, any voluntary consolidation, reorganization, conversion or merger of the Corporation with or into any other corporation or entity or other corporation or entities or a sale, lease, transfer, exchange or conveyance of all or a part of the Corporation’s assets. The holders of the Class C Common Stock, as such, shall not be entitled to receive any assets of the Corporation upon any dissolution, liquidation or winding up of the Corporation.

SECTION 4. Each share of Class B Common Stock shall be convertible at any time, at the option of the holder thereof, into a share of Class A Common Stock, on the basis of one share of Class A Common Stock for each share of Class B Common Stock so converted.

SECTION 5. (a) For the purposes of this Section 5:

1)	“affiliate” has the meaning ascribed thereto under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

2)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

3)	“Converted Shares” means the shares of Class B Common Stock resulting from the conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to Section 5(b) of this Article IV;

4)	“Exclusionary Offer” means an offer to purchase shares of Class B Common Stock that:

i)          must, by reason of applicable securities legislation or the requirements of a stock exchange on which the shares of Class B Common Stock are listed, be made to all or substantially all holders of shares of Class B Common Stock; and

ii)         is not made concurrently with an offer to purchase shares of Class A Common Stock that is identical to the offer to purchase shares of Class B Common Stock in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are tendered pursuant to the offer for shares of Class B Common Stock, and for the purposes of this definition, if an offer to purchase shares of Class B Common Stock is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Class A Common Stock;

5)	“Expiry Date” means the last date upon which holders of shares of Class B Common Stock may accept an Exclusionary Offer;

6)	“Offer Date” means the date on which an Exclusionary Offer is made;

7)	“Offeror” means a person or company that makes an offer to purchase shares of Class B Common Stock (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

8)	“transfer agent” means the transfer agent for the time being of the Corporation’s shares of Common Stock.

(b) Subject to paragraphs (e) and (j) of this Section 5, if an Exclusionary Offer is made, each outstanding share of Class A Common Stock shall be convertible into one share of Class B Common Stock at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by, if applicable, the share certificate or certificates representing the shares of Class A Common Stock which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of shares of Class A Common Stock which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and, if applicable, share certificate or certificates, the Corporation shall issue shares of Class B Common Stock as above prescribed and in accordance with paragraph of this Section 5.

(c) An election by a holder of shares of Class A Common Stock to exercise the conversion right provided for in paragraph (b) of this Section 5 shall be deemed to also constitute an irrevocable election by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into shares of Class A Common Stock all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into shares of Class A Common Stock, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into shares of Class A Common Stock pursuant to such deemed election shall become effective,

1)	in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

2)	in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

(d) Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this subparagraph.

(e) Subject to paragraph (f) of this Section 5, the conversion right provided for in paragraph (b) of this Section 5 shall not come into effect if:

1)	prior to the time at which the Exclusionary Offer is made there is delivered to the transfer agent and to the Secretary of the Corporation certificate or certificates signed by or on behalf of one or more stockholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder, that such stockholder shall not:

i)	accept any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

ii)	make any Exclusionary Offer;

iii)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

iv)	transfer any shares of Class B Common Stock, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class B Common Stock transferred or to be transferred to each transferee;

2)	within seven days after the Offer Date there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more stockholders of the Corporation owning in the aggregate more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such stockholder:

i)	the number of shares of Class B Common Stock owned by the stockholder;

ii)	that such stockholder is not making the offer and is not an affiliate of, or acting jointly or in concert with, the person or company making the offer;

iii)	that such stockholder shall not accept the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

iv)	that such stockholder shall not transfer any shares of Class B Common Stock, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of shares of Class B Common Stock transferred or to be transferred to each transferee if this information is known to the transferor; or

3) any shares of Class C Common Stock are outstanding.

(f) If a notice referred to in sub-clause (e)(1)(i), (e)(1)(iv), (e)(2)(iii) or (e)(2)(iv) of this Section 5 is given and the conversion right provided for in paragraph (b) of this Section 5 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, make a determination as to whether there are subsisting certifications that comply with either sub-clause (e)(1) or (e)(2) of this Section 5 from stockholders of the Corporation who own in the aggregate more than 50% of the then outstanding shares of Class B Common Stock, exclusive of shares owned immediately prior to the offer by the Offeror. For the purposes of this determination the transaction that is the subject of such notice shall be deemed to have taken place at the time of the determination, and the shares that are the subject of such notice shall be deemed to have been transferred to a person or company from whom the transfer agent had not received such a certification unless the transfer agent is otherwise advised either by such notice or by the transferee in writing. If the transfer agent determines that there are not such subsisting certifications, paragraph (e) of this Section 5 shall cease to apply and the conversion right provided for in paragraph (b) of this Section 5 shall be in effect for the remainder of the Conversion Period.

(g) As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of shares of Class A Common Stock a notice advising the holders as to whether they are entitled to convert their shares of Class A Common Stock into shares of Class B Common Stock and the reasons therefor. If such notice disclosed that they are not so entitled but if subsequently determined that they are so entitled by virtue of paragraph (f) of this Section 5 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

(h) If a notice referred to in paragraph (g) of this Section 5 discloses that the conversion right has come into effect, the notice shall:

1)	include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

2)	include the information set out in paragraph (c) of this Section 5; and

3)	be accompanied by a copy of the offer and all other material sent to holders of shares of Class B Common Stock in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of shares of Class B Common Stock in respect of the offer, the Corporation shall send a copy of such additional material to each holder of shares of Class A Common Stock.

(i) Prior to or forthwith after sending any notice referred to in paragraph (g) of this Section 5, the Corporation shall cause a press release describing the contents of the notice.

(j) Notwithstanding anything to the contrary in this Certificate of Incorporation, for the avoidance of doubt, no holder of Class A Common Stock shall have any conversion rights under this Section 5 of Article IV for so long as any shares of Class C Common Stock are outstanding.

SECTION 6. (a) For the purposes of this Section 6:

1)	“Midas OpCo” means Midas OpCo Holdings LLC, a Delaware limited liability and any successor entity thereto;

2)	“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Midas OpCo, dated as of the date hereof, by and among Midas OpCo and its Members (as defined therein), as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time; and

3)	“Common Unit” means a unit representing limited liability company interests in Midas OpCo and constituting a “Common Unit” as defined in the LLC Agreement as in effect on the effective date of this Certificate of Incorporation.

(b) Permitted Owners. Shares of Class C Common Stock (1) may be issued only in connection with (A) the issuance by Midas OpCo of a corresponding number of Common Units and only to the person or entity to whom such Common Units are issued, or (B) Section 8 of this Article IV and (2) may be registered only in the name of (A) a person or entity to whom shares of Class C Common Stock are issued in accordance with clause (1), (B) its successors and assigns, (C) their respective transferees permitted in accordance with Section 6(d) or (D) any subsequent successors, assigns and permitted transferees (collectively, “Permitted Class C Owners”).

(c) Voting. Except as otherwise required by law or this Certificate of Incorporation (including any Designation), for so long as any shares of Class C Common Stock shall remain outstanding, the Corporation shall not, without the prior vote of the holders of a majority of the shares of Class C Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class C Common Stock.

(d) Transfer of Class C Common Stock.

i)                   A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. Upon a transfer of Common Units in accordance with the LLC Agreement, a corresponding number of shares of Class C Common Stock held by the holder of such Common Units will automatically and simultaneously be transferred to the same transferee of such Common Units. The transfer restrictions described in this Section 6(d)(i)) are referred to as the “Restrictions.”

ii)                 Any purported transfer of shares of Class C Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class C Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class C Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation or its transfer agent.

iii)               Upon a determination by the Board of Directors that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board of Directors may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the transfer agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

iv)               The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 6(d) for determining whether any transfer or acquisition of shares of Class C Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 6(d). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the transfer agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class C Common Stock.

v)                  The Board of Directors shall have all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class C Common Stock in violation thereof.

(e) Reservation of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of shares of Class C Common Stock and Common Units for shares of Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the LLC Agreement. All shares of Class A Common Stock that shall be issued upon any such exchange of shares of Class C Common Stock and Common Units pursuant to the LLC Agreement will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and nonassessable.

SECTION 7. Shares of Common Stock shall not entitle any holder thereof to any pre-emptive, subscription or redemption rights.

SECTION 8. If the Corporation at any time effects any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class A Common Stock into a greater or lesser number of shares, the shares of Class B Common Stock and Class C Common Stock outstanding immediately prior to such subdivision or combination shall be proportionately similarly subdivided or combined such that the ratio of shares of outstanding Class A Common Stock to shares of outstanding Class B Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination and the ratio of shares of outstanding Class A Common Stock to shares of outstanding Class B Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination. If the Corporation at any time effects any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class B Common Stock into a greater or lesser number of shares, the shares of Class A Common Stock and Class C Common Stock outstanding immediately prior to such subdivision or combination shall be proportionately similarly subdivided or combined such that the ratio of shares of outstanding Class B Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination and the ratio of shares of outstanding Class B Common Stock to shares of outstanding Class C Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination. If the Corporation at any time effects any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Class C Common Stock into a greater or lesser number of shares, the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such subdivision or combination shall be proportionately similarly subdivided or combined such that the ratio of shares of outstanding Class C Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination and the ratio of shares of outstanding Class C Common Stock to shares of outstanding Class B Common Stock immediately prior to such subdivision or combination shall be maintained immediately after such subdivision or combination.

SECTION 9. As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 4 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit A attached hereto.

SECTION 10. As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 5 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit B attached hereto.

SECTION 11. As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 6 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit C attached hereto.

SECTION 12. As of the date of this Certificate of Incorporation, the Board of Directors has provided for the issuance of Series 7 Convertible Preferred Stock with the voting powers, designations, preferences and relative, participating, option or other special rights, and qualifications as set forth in Exhibit D attached hereto.

ARTICLE V

SECTION 1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise fixed pursuant to the terms of (i) any outstanding series of Preferred Stock pursuant to this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D) or (ii) the Transaction Agreement, dated as of December 21, 2020, by and among Stagwell Media LP, a Delaware limited partnership (“Stagwell”), New MDC LLC, a Delaware limited liability company, Midas Merger Sub 1 LLC, a Delaware limited liability company, and MDC Partners Inc., a Canadian corporation which domesticated as a Delaware corporation prior to the date hereof and converted into MDC OpCo, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors. In no event shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director.

(b) The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock voting separately pursuant to this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. The election of directors need not be by written ballot.

SECTION 2. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

SECTION 3. (a) Except as otherwise provided for or fixed by or pursuant to the provisions of this Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or if not so filled, by the stockholders at the next annual meeting thereof. Any director elected in accordance with the first sentence of this Section 3 shall hold office for a term that shall coincide with the remaining term such director is elected to and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

(b) Any director or the entire Board of Directors may be removed with or without cause, and, in either case, such removal shall require the affirmative vote of holders of shares representing at least a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock voting separately are entitled to elect directors of the Corporation pursuant to the provisions of this Certificate of Incorporation (including any Designation relating to such series of Preferred Stock attached hereto as Exhibit A, B, C or D), any such director of the Corporation so elected may be removed in accordance with this Certificate of Incorporation (including any such Designation).

ARTICLE VI

SECTION 1. Subject to the rights of the holders of any outstanding series of Preferred Stock, until the first date on which Stagwell and its Permitted Transferees (as defined in the LLC Agreement), directly or indirectly, cease to beneficially own, in the aggregate, shares of Common Stock representing at least thirty percent (30%) of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation (such date, the “Trigger Date”), any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or deemed to be in writing under applicable law), setting forth the action so taken, shall be signed by stockholders (or deemed to be signed by stockholders under applicable law) representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered and dated as required by law. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the stockholders. From and after the Trigger Date, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SECTION 2. Except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders of the Corporation may only be called by (a) the Chairman of the Board of Directors or (b) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors (the entire Board of Directors being the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships); provided, however, that until the Trigger Date, special meetings of stockholders of the Corporation shall also be called by the Secretary of the Corporation at the request of the holders of at least thirty percent (30%) of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation or as otherwise provided in the By-laws of the Corporation. From and after the Trigger Date, the stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

ARTICLE VIII

The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

ARTICLE IX

SECTION 1. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

SECTION 2. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise.

SECTION 3. No amendment to or repeal of any Section of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

SECTION 1. In recognition and anticipation that Exempted Persons (as defined below) (i) currently or may in the future serve as directors, officers or agents of the Corporation or its Subsidiaries (as defined below), (ii) currently or may in the future have access to information about the Corporation and its Subsidiaries that may, to the fullest extent permitted by applicable law, enhance each such Exempted Person’s knowledge and understanding of (A) the industries in which the Corporation and its Subsidiaries operate (collectively, “Acquired Knowledge”), (B) the activities in which the Corporation and its Subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Corporation and its Affiliates (as defined below) and Subsidiaries may engage directly or indirectly) or (C) related lines of business in which the Corporation or its Subsidiaries may engage directly or indirectly and (iii) currently or may in the future have an interest in the same or similar areas of corporate opportunity as the Corporation or its Subsidiaries may have an interest directly or indirectly, the provisions of this Article X are set forth to regulate and define, to the fullest extent permitted by the DGCL and other applicable law, the conduct of certain affairs of the Corporation and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve an Exempted Person, and the powers, rights, duties and liabilities of the Corporation and its Subsidiaries and their respective direct or indirect partners, members, and stockholders in connection therewith.

SECTION 2. (a) Notwithstanding any provision of this Certificate of Incorporation to the contrary, to the fullest extent permitted by the DGCL and other applicable law, if any Exempted Person acquires knowledge of a potential Corporate Opportunity (as defined below) or otherwise is then exploiting any Corporate Opportunity, the Corporation and its Affiliates and Subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such Exempted Person, to the fullest extent permitted by the DGCL and other applicable law, (i) shall have no duty (fiduciary, contractual or otherwise) to communicate or present such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries or any stockholder; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for such Exempted Person’s own account and benefit or such Exempted Person may direct such Corporate Opportunity to another Person (as defined below); and (iii) shall not be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Corporation or any of its Affiliates or Subsidiaries.

(b) The Corporation hereby expressly acknowledges and agrees that the Exempted Persons have the right to, and shall have no duty (contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its Subsidiaries engages or proposes to engage, on such Exempted Person’s own behalf, or in partnership with, or as an employee, officer, director, member or stockholder of any other Person, including those lines of business deemed to be competing with the Corporation or any of its Subsidiaries; (ii) do business with any potential or actual customer or supplier of the Corporation or any of its Affiliates or Subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Corporation or any of its Affiliates or Subsidiaries. The Corporation hereby expressly acknowledges and agrees that neither the Corporation nor any of its Affiliates or Subsidiaries nor any stockholder shall have any rights in and to the business ventures of any Exempted Person, or the income or profits derived therefrom. To the fullest extent permitted by the DGCL and other applicable law, none of the Exempted Persons shall be liable to the Corporation, any of its Affiliates or Subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or stockholders, for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation or otherwise by reason that such Exempted Person is engaging in any activities or lines of business or competing with the Corporation or its Subsidiaries.

(c) The Corporation hereby acknowledges and agrees that, to the fullest extent permitted by the DGCL and other applicable law, (i) in the event of any conflict of interest between the Corporation or any of its Subsidiaries, on the one hand, and any Exempted Person, on the other hand, such Exempted Person may act in its best interest or in the best interest of any other Exempted Person and (ii) no Exempted Person shall be obligated to (A) reveal to the Corporation or any of its Subsidiaries confidential information belonging to or relating to the business of any Exempted Person or (B) recommend or take any action in its capacity as stockholder, director or officer, as the case may be, that prefers the interest of the Corporation or any of its Subsidiaries over the interest of any Exempted Person.

(d) The Corporation hereby acknowledges and agrees that, to the fullest extent permitted by the DGCL and other applicable law, each Exempted Person is not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

SECTION 3. Any Person purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

SECTION 4. For purposes of this Article X, a director who is Chairman of the Board of Directors or chairman of a committee of the Board of Directors is not deemed an officer of the Corporation by reason of holding that position unless that person is a full-time employee of the Corporation.

SECTION 5. If this Article X or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article X shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article X and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

SECTION 6. For the purposes of this Article X,

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

(b) “Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Corporation’s business or the business of any Affiliate or Subsidiary of the Corporation, including those deemed to be competing with the Corporation or any Affiliate or Subsidiary of the Corporation, or (ii) a prospective economic or competitive advantage in which the Corporation or any Affiliate or Subsidiary of the Corporation could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Corporation or any Affiliates or Subsidiary if it is a business opportunity that (i) the Corporation, Affiliate or Subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the Corporation’s, Affiliate’s or Subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Corporation, Affiliate or Subsidiary, as applicable, has no interest or reasonable expectancy.

(c) “Exempted Person” means each Person that is a director of the Corporation who is not an employee of the Corporation of any of its subsidiaries.

(d) “Person” means any individual, corporation, partnership, unincorporated association or other entity.

(e) “Subsidiary” with respect to any Person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar restriction, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

ARTICLE XI

The Corporation expressly opts out of, and elects not to be governed by the “Business Combinations with Interested Stockholders” provisions contained in Section 203 of the DGCL (“Section 203”), as permitted under Subsection 203(b) of the DGCL, until the first date on which Stagwell and its Permitted Transferees, directly or indirectly, cease to beneficially own, in the aggregate, shares of Common Stock representing at least five percent (5%) of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation. From and after such date, the Corporation shall be governed by Section 203 so long as Section 203 by its terms would apply to the Corporation.

ARTICLE XII

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action or proceeding asserting a claim against the corporation or any current or former directors, officer or other employee of the corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws of the Corporation (as each may be amended form time to time), (e) any action or proceeding asserting a claim governed by the internal affairs doctrine or (f) any other action or proceeding asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be the Court of Chancery of the State of Delaware, in all cases to the fullest extent permitted by law, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any other state or federal court located within the State of Delaware.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XIII

The Corporation is to have perpetual existence.

ARTICLE XIV

If any provision (or any part thereof) of this Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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EXHIBIT A

Designation of Series 4 Convertible Preferred Stock

DESIGNATION
OF
SERIES 4 CONVERTIBLE PREFERRED STOCK
OF
MDC STAGWELL HOLDINGS INC.

SECTION 1.       Designation and Amount. The designation of this series of Preferred Stock is “Series 4 Convertible Preferred Stock” (the “Series 4 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Ninety-Five Thousand (95,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series 4 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2.       Dividends.

(a)        Participating Dividends.

(i)          Each holder of issued and outstanding Series 4 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 4 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 4 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 4 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 4 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)       Additional Dividends.

(i)          Following the occurrence of a Specified Event, each holder of issued and outstanding Series 4 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preferred Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Series 4 Preferred Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 2(a) hereof.

(ii)        Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.

(iii)       Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iv)      Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series 4 Preferred Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Series 4 Preferred Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

(v)        Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

(vi)      After a Specified Event has occurred and while any Series 4 Preferred Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.

(vii)      The provisions of SECTION 2(b)(vi) shall not prohibit:

(A) the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;

(B) payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents (as defined below) by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;

(C) cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;

(D) payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or

(E) payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state or non-U.S. law for the relief of debtors.

(c)       The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Series 4 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 4 Preferred Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

(d)        Holders of the Series 4 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 2.

SECTION 3.       Liquidation Preference.

(a)        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 4 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”), any Class C Shares of the Corporation (the “Class C Shares”) or any other shares ranking junior as to capital to the Series 4 Preferred Shares, an amount per Series 4 Preferred Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 3(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Series 4 Preferred Shares would have received per Series 4 Preferred Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Series 4 Preferred Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in this Designation to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Series 4 Preferred Shares shall have the right to convert its Series 4 Preferred Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price (as defined below) and without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts.

(b)       The “Base Liquidation Preference” per Series 4 Preferred Share shall initially be equal to the Original Purchase Price. From and after the Series 4 Original Issuance Date, the Base Liquidation Preference of each Series 4 Preferred Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 4 Original Issuance Date through February 14, 2022, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Series 4 Preferred Share will not increase during any period subsequent to February 14, 2022. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Series 4 Preferred Shares.

(c)       After payment to the holders of the Series 4 Preferred Shares of the full Liquidation Preference to which they are entitled, the Series 4 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.

(d)       The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 4 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

(e)        For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 3).

SECTION 4.       Voting Rights. The holders of the Series 4 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 4 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 4 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 4 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 4 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 4 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting. Notice of any such original meeting of the holders of the Series 4 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 4 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 4 Preferred Shares held by such holder.

SECTION 5.       Purchase for Cancellation. Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 4 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 4 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 4 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 6.       Conversion.

Each Series 4 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

(a)       Conversion at the Option of Holders of Series 4 Preferred Shares. Subject to SECTION 6(b), each holder of Series 4 Preferred Shares is entitled to convert, in whole at any time and from time to time, and in part at any time and from time to time after the ninetieth day following the Series 4 Original Issuance Date, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Series 4 Preferred Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 3(b) to the date immediately preceding the Conversion Date (as defined below)) for each Series 4 Preferred Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $10.00 per share, as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 4 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 4 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 4 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 6(c) will be as provided in such section.

(b)        Limitations on Conversion. Notwithstanding SECTION 6(a) or SECTION 6(c) but subject to SECTION 8, the Corporation shall not effect any conversion of the Series 4 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a) or SECTION 6(c), and no holder of Series 4 Preferred Shares will be permitted to convert Series 4 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 4 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 4 Preferred Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares, Class B Shares and Class C Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 4 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the Certificate of Incorporation, certificate of designation or other similar document governing other Voting Stock.

(c)        Conversion at the Option of the Corporation. Subject to SECTION 6(b) and SECTION 8, at the Corporation’s option and election and upon its compliance with this SECTION 6(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Series 4 Preferred Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Series 4 Preferred Shares notifying such holders of the conversion contemplated by this SECTION 6(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to February 14, 2022, such notice may be delivered by the Corporation (and such Series 4 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 125% of the then-applicable Conversion Price and (ii) following February 14, 2022, such notice may be delivered by the Corporation (and such Series 4 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Series 4 Preferred Shares.

Notwithstanding the foregoing, the holders of Series 4 Preferred Shares shall continue to have the right to convert their Series 4 Preferred Shares pursuant to SECTION 6(a) until and through the Conversion Date contemplated in this SECTION 6(c) and if such Series 4 Preferred Shares are converted pursuant to SECTION 6(a) such shares shall no longer be converted pursuant to this SECTION 6(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 6(c) shall be of no effect with respect to such shares converted pursuant to SECTION 6(a).

(d)        Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 4 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 4 Preferred Shares. If more than one Series 4 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 4 Preferred Shares converted by or for the benefit of such holder at such time.

(e)       Mechanics of Conversion.

(i)         Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 4 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preferred Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 6(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Series 4 Preferred Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 4 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 4 Preferred Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Series 4 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 4 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preferred Share is not converted, such Series 4 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 4 Preferred Shares, the conversion may, at the option of any holder tendering any Series 4 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 4 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 4 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)       All Class A Shares issued upon conversion of the Series 4 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)        Adjustments to Conversion Price.

(i)         Adjustment for Change In Share Capital.

(A) If the Corporation shall, at any time and from time to time while any Series 4 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1)    the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)    the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Series 4 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 4 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)        Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 4 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A) the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B) the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)   the number of Class A Shares, Class B Shares and Class C Shares then outstanding;

(2)   all Class A Shares issuable upon conversion of outstanding Series 4 Preferred Shares; and

(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(ii).

(iii)       Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 4 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).

(iv)      Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 4 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 6(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B) The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 4 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).

(v)        Adjustment for Certain Issuances of Additional Class A Shares.

(A) Other than in respect of an issuance or distribution in respect of which SECTION 6(f)(ii) applies, in the event the Corporation shall at any time after the Series 4 Original Issuance Date while the Series 4 Preferred Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:

(1)         the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and

(2)         the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.

(B) For purposes of this SECTION 6(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 4 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:

(1)   Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 6(f)(i), SECTION 6(f)(iii) or SECTION 6(f)(iv);

(2)   Class A Equivalents issued or issuable upon conversion of Series 4 Preferred Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 4 Original Issuance Date;

(3)   All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 4 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;

(4)  An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;

(5)   Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or

(6)   Class A Equivalents issued in a transaction with respect to which holders of a majority of the Series 4 Preferred Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise.

In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 6(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(vi)      Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vii)      When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:

(A) for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 4 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 4 Preferred Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.

(viii)     Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(ix)       Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Series 4 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(x)         Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(xi)        No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii)       Provisions Governing Adjustment to Conversion Price.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 4 Preferred Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 4 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 4 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.

(xiii)      Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 4 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 4 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiv)      Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 4 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Series 4 Preferred Shares. Instead, the holder of such converted Series 4 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)       Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 6(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Series 4 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).

(h)        Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 4 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 4 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 4 Preferred Shares.

SECTION 7.       Redemption.

(a)        Redemption at the Option of the Corporation.

(i)          In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Series 4 Preferred Shares then outstanding at a price (the “Redemption Price”) per Series 4 Preferred Share equal to the greater of (i) the Base Liquidation Preference per such Series 4 Preferred Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Series 4 Preferred Shares would have received in respect of such Series 4 Preferred Share had such holder converted such Series 4 Preferred Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).

(ii)         If the Corporation elects to redeem the Series 4 Preferred Shares pursuant to this SECTION 7, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Series 4 Preferred Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Series 4 Preferred Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.

(b)       Mechanics of Redemption.

(i)          On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Series 4 Preferred Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.

(ii)         Series 4 Preferred Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series 4 Preferred Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preferred Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Series 4 Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

(iii)       Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to convert Series 4 Preferred Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Series 4 Preferred Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 7.

SECTION 8.      Antitrust and Conversion Into Alternative Preference Shares.

(a)          If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 6(c) to the Investor or any Permitted Transferee at any time on and after the date hereof and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Series 4 Preferred Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice.

(b)          With respect to any holder of Series 4 Preferred Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 6(c), any such holder of Series 4 Preferred Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Series 4 Preferred Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 8(c).

(c)          (i) If any holder of Series 4 Preferred Shares would not be permitted to convert one or more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares due to the restrictions contained in SECTION 6(b) or (ii) if any holder of Series 4 Preferred Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Series 4 Preferred Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.

(d)          As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 8(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Series 4 Preferred Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preferred Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Series 4 Preferred Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Series 4 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preferred Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Series 4 Preferred Shares are issued in a name other than the name of the converting holder.

SECTION 9.        Additional Definitions. For purposes of this Designation, the following terms shall have the following meanings:

(a)          “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.

(b)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(c)         “Alternative Preference Shares” means the Series 5 Series 4 Preferred Shares so denominated and authorized by the Corporation concurrently with the Series 4 Preferred Shares.

(d)         “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 4 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(e)          “Board of Directors” means the board of directors of the Corporation.

(f)         “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(g)       “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.

(h)          “Common Shares” means the Class A Shares, the Class B Shares, the Class C Shares and any other common shares in the capital of the Corporation.

(i)          “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(j)         “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(k)         “Corporation” means MDC Stagwell Holdings Inc., a Delaware corporation.

(l)            “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(m)        “Designation” mean this Designation of the Series 4 Preferred Shares.

(n)        “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Series 4 Preferred Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series 4 Preferred Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

(o)         “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.

(p)         “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(q)         “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)         “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(t)          “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)          any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or

(ii)         the Corporation amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, amalgamates or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Corporation immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction.

(u)         “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(v)         “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.

(w)        “Investor” means Broad Street Principal Investments, L.L.C.

(x)         “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(y)         “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(z)         “Nasdaq” means The NASDAQ Global Market.

(aa)       “Original Purchase Price” means $1,416.78 per Series 4 Preferred Share.

(bb)       “Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(cc)       “Permitted Transferee” means any holder of Series 4 Preferred Shares who received such Series 4 Preferred Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.

(dd)       “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(ee)       “Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Series 4 Preferred Shares is entitled to receive, directly or indirectly, in respect of its Series 4 Preferred Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Series 4 Preferred Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Series 4 Preferred Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Series 4 Preferred Share that is at least equal to the Base Liquidation Preference of such Series 4 Preferred Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Series 4 Preferred Shares.

(ff)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)       “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(hh)       “Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Series 4 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(ii)         “Series 4 Original Issuance Date” means July 29, 2021.

(jj)         “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.

(kk)       “Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.

(ll)         “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(mm)     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(nn)      “Voting Stock” means the Class A Shares, the Class B Shares, the Class C Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(oo)       Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accretion Rate	SECTION 3(b)
Additional Class A Shares	SECTION 6(f)(v)(B)
Additional Dividends	SECTION 2(b)(i)
Aggregate Amount	SECTION 6(f)(iii)
Base Liquidation Preference	SECTION 3(b)
Class A Equivalents	SECTION 6(f)(v)(B)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)(ii)
Class B Shares	SECTION 3(a)
Class C Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Conversion Price	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Dividends	SECTION 2(b)(i)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
qualifying consideration	SECTION 9(ee)
Quarterly Compounding Date	SECTION 3(b)
Redemption Date	SECTION 7(a)(i)
Redemption Notice	SECTION 7(a)(ii)
Redemption Price	SECTION 7(a)(i)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xii)
Series 4 Preferred Shares	SECTION 1
Special Conversion Shares	SECTION 8(c)

SECTION 10.        Miscellaneous. For purposes of this Designation, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 4 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 10. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 4 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Series 4 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 4 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 4 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 4 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 4 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Series 4 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

EXHIBIT B

Designation of Series 5 Convertible Preferred Stock

DESIGNATION
OF
SERIES 5 CONVERTIBLE PREFERRED STOCK
OF
MDC STAGWELL HOLDINGS INC.

SECTION 1.       Designation and Amount. The designation of this series of Preferred Stock is “Series 5 Convertible Preferred Stock” (the “Series 5 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Thirty Million (30,000,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of the Series 5 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2.        Dividends.

(a)          (i)          Each holder of issued and outstanding Series 5 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 5 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 5 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 5 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 5 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 5 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)         Holders of the Series 5 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 2.

(c)         The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Series 5 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 5 Preferred Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

SECTION 3.        Liquidation Entitlement.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 5 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”), any Class C Shares of the Corporation (the “Class C Shares”) or any other shares ranking junior as to capital to the Series 5 Preferred Shares, an amount per Series 5 Preferred Share equal to the amount the holder of the Series 5 Preferred Share would have received if such holder had converted such Series 5 Preferred Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).

(b)          After payment to the holders of the Series 5 Preferred Shares of the full Liquidation Entitlement to which they are entitled, the Series 5 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.

(c)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 5 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

SECTION 4.        Voting Rights. The holders of the Series 5 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 5 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 5 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 5 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 5 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 5 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later. Notice of any such original meeting of the holders of the Series 5 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 5 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 5 Preferred Shares held by such holder.

SECTION 5.       Purchase for Cancellation. Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 5 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 5 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 5 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 6.        Conversion.

Each Series 5 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

(a)          Conversion at the Option of Holders of Series 5 Preferred Shares. Subject to SECTION 6(b), each holder of Series 5 Preferred Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Series 5 Preferred Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 5 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 5 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 5 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).

(b)          Limitations on Conversion. Notwithstanding SECTION 6(a), the Corporation shall not effect any conversion of the Series 5 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a), and no holder of Series 5 Preferred Shares will be permitted to convert Series 5 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 5 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 5 Preferred Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares, Class B Shares and Class C Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 5 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock.

(c)          Automatic Conversion.

(i)          If at any time the limitations in SECTION 6(b) would not prevent the conversion of one or more Series 5 Preferred Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Series 5 Preferred Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 6(b) will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Series 5 Preferred Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Series 5 Preferred Shares that may be converted pursuant to this SECTION 6(c)(i) is less than all shares of the Series 5 Preferred Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Series 5 Preferred Shares to be converted by lot or in such other equitable manner as the Corporation may determine.

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 5 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 5 Preferred Shares. If more than one Series 5 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 5 Preferred Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 5 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Series 5 Preferred Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 5 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 5 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 5 Preferred Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Series 5 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 5 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 5 Preferred Share is not converted, such Series 5 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 5 Preferred Shares, the conversion may, at the option of any holder tendering any Series 5 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 5 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 5 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Series 5 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Amount.

(i)          Adjustment for Change In Share Capital.

(A)   If the Corporation shall, at any time and from time to time while any Series 5 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:

(1)    the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)    the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Series 5 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 5 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 5 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A)   the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B)   the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)         the number of Class A Shares, Class B Shares and Class C Shares then outstanding;

(2)         all Class A Shares issuable upon conversion of outstanding Series 5 Preferred Shares; and

(3)         all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 5 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A)  the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B)  the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Amount pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).

(iv)        Disposition Events.

(A)        If any of the following events (any such event, a “Disposition Event”) occurs:

(1)         any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)         any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)         any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 5 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Series 5 Preferred Shares would have been converted pursuant to SECTION 6(a) without giving effect to any limitations on conversion set forth in SECTION 6(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B)    The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 5 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).

(v)         Minimum Adjustment. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

(vi)        When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:

(A) for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 5 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 5 Preferred Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Series 5 Preferred Shares were convertible at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.

(vii)       Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(viii)      Waiver. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Series 5 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(ix)         Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(x)          No Duplication. If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xi)         Provisions Governing Adjustment to Conversion Amount.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 5 Preferred Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 5 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 5 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.

(xii)        Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of this Designation there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 5 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiii)       Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 5 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Series 5 Preferred Shares. Instead, the holder of such converted Series 5 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)         Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 6(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Series 5 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).

(h)         Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 5 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 5 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 5 Preferred Shares.

SECTION 7.        Additional Definitions. For purposes of this Designation, the following terms shall have the following meanings:

(a)         “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(b)         “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 5 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(c)         “Board of Directors” means the board of directors of the Corporation.

(d)         “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(e)         “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.

(f)          “Common Shares” means the Class A Shares, the Class B Shares, the Class C Shares and any other common shares in the capital of the Corporation.

(g)         “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(h)         “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(i)          “Corporation” means MDC Stagwell Holdings Inc., a Delaware corporation.

(j)           “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(k)         “Designation” mean this Designation of the Series 5 Preferred Stock.

(l)          “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(m)         “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(n)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)         “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(p)         “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(q)         “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.

(r)          “Investor” shall mean Broad Street Principal Investments, L.L.C.

(s)         “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(t)          “Nasdaq” means The NASDAQ Global Market.

(u)         “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(v)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w)        “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(x)          “Series 5 Original Issuance Date” means, with respect to any Series 5 Preferred Share, the original issue date of such Series 5 Preferred Share.

(y)         “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Series 5 Preferred Shares.

(z)         “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(aa)       “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(bb)       “Voting Stock” shall mean the Class A Shares, the Class B Shares and the Class C Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(cc)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Amount	SECTION 6(f)(iii)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)
Class B Shares	SECTION 3(a)
Class C Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Entitlement	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xi)
Series 5 Preferred Shares	SECTION 1

SECTION 8.        Miscellaneous. For purposes of this Designation, the following provisions shall apply:

(a)         Withholding Tax. Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 5 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 8. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 5 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.

(b)         Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Series 5 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 5 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 5 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 5 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 5 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)         Amendments. The provisions attaching to the Series 5 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.

(d)         U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

EXHIBIT C

Designation of Series 6 Convertible Preferred Stock

DESIGNATION
OF
SERIES 6 CONVERTIBLE PREFERRED STOCK
OF
MDC STAGWELL HOLDINGS INC.

SECTION 1.        Designation and Amount. The designation of this series of Preferred Stock is “Series 6 Convertible Preferred Stock” (the “Series 6 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Fifty Thousand (50,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series 6 Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2.        Dividends.

(a)          Participating Dividends.

(i)          Each holder of issued and outstanding Series 6 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 6 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 6 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 6 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 6 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 6 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)         Additional Dividends.

(i)          Following the occurrence of a Specified Event, each holder of issued and outstanding Series 6 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 6 Preferred Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Series 6 Preferred Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 2(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 2(a) hereof.

(ii)         Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.

(iii)        Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iv)        Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series 6 Preferred Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Series 6 Preferred Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

(v)        Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

(vi)        After a Specified Event has occurred and while any Series 6 Preferred Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.

(vii)       The provisions of SECTION 2(b)(vi) shall not prohibit:

(A) the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;

(B) payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents (as defined below) by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;

(C) cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;

(D) payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or

(E) payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state or non-U.S. law for the relief of debtors.

(c)          The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Series 6 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 6 Preferred Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

(d)        Holders of the Series 6 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 2.

SECTION 3.         Liquidation Preference.

(a)         Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 6 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”), any Class C Shares of the Corporation (“Class C Shares”) or any other shares ranking junior as to capital to the Series 6 Preferred Shares, an amount per Series 6 Preferred Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 3(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Series 6 Preferred Shares would have received per Series 6 Preferred Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Series 6 Preferred Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in this Designation to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Series 6 Preferred Shares shall have the right to convert its Series 6 Preferred Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price (as defined below) and without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts.

(b)         The “Base Liquidation Preference” per Series 6 Preferred Share shall initially be equal to the Original Purchase Price. From and after the Series 6 Original Issuance Date, the Base Liquidation Preference of each Series 6 Preferred Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 6 Original Issuance Date through March 14, 2024, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Series 6 Preferred Share will not increase during any period subsequent to March 14, 2024. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Series 6 Preferred Shares.

(c)         After payment to the holders of the Series 6 Preferred Shares of the full Liquidation Preference to which they are entitled, the Series 6 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.

(d)        The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 6 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

(e)        For the purposes of this SECTION 3, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 3 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 3).

SECTION 4.          Voting Rights.

(a)          Holders of the Series 6 Preferred Shares shall not be entitled as such, except as required by law or as expressly set forth in this Certificate of Designation, to receive notice of or to attend any meeting of the stockholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of stockholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of all or substantially all of its assets.

(b) For so long as any Series 6 Preferred Shares are outstanding, in addition to any vote or consent of stockholders required by applicable law or by the Certificate of Incorporation, the Corporation shall not, and shall cause its subsidiaries not to, without the affirmative approval of the holders of a majority of the Series 6 Preferred Shares (by vote or consent):

(i) effect, permit, approve, ratify or validate (including, but not limited to, by merger or consolidation or otherwise by operation of law):

(A) an increase or decrease of the maximum number of authorized Series 6 Preferred Shares, or an increase of the maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Series 6 Preferred Shares;

(B) an exchange, replacement, reclassification or cancellation of all or part of the Series 6 Preferred Shares;

(C) an amendment, alteration, change or repeal of any of the rights, privileges, preferences, powers, restrictions or conditions of the Series 6 Preferred Shares and, without limiting the generality of the foregoing, (i) a repeal or change of the rights to accrued dividends or the rights to cumulative dividends of the Series 6 Preferred Shares that is adverse, (ii) an amendment, alteration, repeal or change of redemption rights of the Series 6 Preferred Shares that is adverse, (iii) a reduction or repeal of a dividend preference or a liquidation preference of the Series 6 Preferred Shares, or (iv) an amendment, alteration, repeal or change of conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of a corporation, or sinking fund provisions of the Series 6 Preferred Shares that is adverse;

(D) an amendment, alteration or change of the rights or privileges of any class or series of shares having rights or privileges equal or superior to the Series 6 Preferred Shares;

(E) the creation or authorization of a new class or series of shares having rights or privileges equal or superior to the Series 6 Preferred Shares;

(F) an exchange or the creation of a right of exchange of all or part of the shares of another class or series into the Series 6 Preferred Shares;

(G) any constraint on the issuance, transferability or ownership of the Series 6 Preferred Shares or the change or removal of such constraint; or

(ii) effect, permit, approve, ratify or validate any of the foregoing with respect to the Series 6 Preferred Units (as defined in the A&R OpCo LLC Agreement) (including, but not limited to by merger or consolidation or otherwise by operation of law) by voting any of the limited liability company interests of Midas OpCo LLC issued to the Corporation or otherwise.

(c) The approval of the holders of the Series 6 Preferred Shares with respect to any and all matters referred to in this Designation may be given by the affirmative vote, given in person or by proxy at any meeting called for such purpose, or by written consent, of the holders of at least a majority of the Series 6 Preferred Shares issued and outstanding, voting as a separate class.

SECTION 5.         Purchase for Cancellation. Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 6 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 6 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 6 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 6.          Conversion.

Each Series 6 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

(a)          Conversion at the Option of Holders of Series 6 Preferred Shares. Subject to SECTION 6(b), each holder of Series 6 Preferred Shares is entitled to convert, in whole or in part at any time and from time to time, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Series 6 Preferred Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 3(b) to the date immediately preceding the Conversion Date (as defined below)) for each Series 6 Preferred Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $5.00 per share, as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 6 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 6 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 6 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 6(c) will be as provided in such section.

(b)          Limitations on Conversion. Notwithstanding SECTION 6(a) or SECTION 6(c) but subject to SECTION 8, the Corporation shall not effect any conversion of the Series 6 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a) or SECTION 6(c), and no holder of Series 6 Preferred Shares will be permitted to convert Series 6 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 6 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 6 Preferred Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares, Class B Shares and Class C Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 6 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the Certificate of Incorporation, the certificate of designation or other similar document governing other Voting Stock. For purposes of this SECTION 6(b), the aggregate voting power and Beneficial Ownership of Common Shares held by the Affiliates of a holder shall be attributed to such holder.

(c)          Conversion at the Option of the Corporation. Subject to SECTION 6(b) and SECTION 8, at the Corporation’s option and election and upon its compliance with this SECTION 6(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Series 6 Preferred Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Series 6 Preferred Shares notifying such holders of the conversion contemplated by this SECTION 6(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to March 14, 2024, such notice may be delivered by the Corporation (and such Series 6 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 125% of the then-applicable Conversion Price and (ii) following March 14, 2024, such notice may be delivered by the Corporation (and such Series 6 Preferred Shares may be converted into Class A Shares pursuant to this SECTION 6(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 6(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Series 6 Preferred Shares.

Notwithstanding the foregoing, the holders of Series 6 Preferred Shares shall continue to have the right to convert their Series 6 Preferred Shares pursuant to SECTION 6(a) until and through the Conversion Date contemplated in this SECTION 6(c) and if such Series 6 Preferred Shares are converted pursuant to SECTION 6(a) such shares shall no longer be converted pursuant to this SECTION 6(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 6(c) shall be of no effect with respect to such shares converted pursuant to SECTION 6(a).

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 6 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 6 Preferred Shares. If more than one Series 6 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 6 Preferred Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 6 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 6 Preferred Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 6(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Series 6 Preferred Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 6 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 6 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 6 Preferred Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Series 6 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 6 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 6 Preferred Share is not converted, such Series 6 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 6 Preferred Shares, the conversion may, at the option of any holder tendering any Series 6 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 6 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 6 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Series 6 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Price.

(i)          Adjustment for Change In Share Capital.

(A) If the Corporation shall, at any time and from time to time while any Series 6 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1)    the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)    the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Series 6 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 6 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 6 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A) the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B) the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)   the number of Class A Shares, Class B Shares and Class C Shares then outstanding;

(2)   all Class A Shares issuable upon conversion of outstanding Series 6 Preferred Shares; and

(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 6(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 6 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).

(iv)        Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 6 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 6(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B) The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 6 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).

(v)          Adjustment for Certain Issuances of Additional Class A Shares.

(A) Other than in respect of an issuance or distribution in respect of which SECTION 6(f)(ii) applies, in the event the Corporation shall at any time after the Series 6 Original Issuance Date while the Series 6 Preferred Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:

(1)   the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and

(2)   the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.

(B) For purposes of this SECTION 6(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 6 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:

(1)   Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 6(f)(i), SECTION 6(f)(iii) or SECTION 6(f)(iv);

(2)   Class A Equivalents issued or issuable upon conversion of Series 6 Preferred Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 6 Original Issuance Date;

(3)   All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 6 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;

(4)   An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;

(5)   Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or

(6)   Class A Equivalents issued in a transaction with respect to which holders of a majority of the Series 6 Preferred Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise; or

(7)   Class A Equivalents issued in exchange for the redemption of Series 4 Preferred Shares of the Corporation or Series 5 Preferred Shares of the Corporation as contemplated by that certain letter agreement by and among Broad Street Principal Investments L.L.C., an affiliate of Goldman Sachs, Stonebridge 2017, L.P., Stonebridge 2017 Offshore L.P. and MDC Partners Inc., dated as of April 21, 2021, as it may be amended, modified or restated from time to time in accordance with its terms (the “Letter Agreement”).

In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 6(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(vi)        Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vii)       When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:

(A) for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 6 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 6 Preferred Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.

(viii)      Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(ix)         Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Series 6 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(x)          Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(xi)         No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii)        Provisions Governing Adjustment to Conversion Price.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 6 Preferred Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 6 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 6(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 6 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.

(xiii)        Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 6 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 6 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange. Notwithstanding anything to the contrary in this Designation, in no event shall the Conversion Price be adjusted pursuant to SECTION 6(f)(v) to a price that is less than the lower of: (i) the closing price of the Class A Shares (as reflected on Nasdaq.com) immediately preceding the signing of the Securities Purchase Agreement; or (ii) the average closing price of the Class A Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Securities Purchase Agreement.

(xiv)        Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 6 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Series 6 Preferred Shares. Instead, the holder of such converted Series 6 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)           any share split or combination of the outstanding Class A Shares;

(ii)          any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)         any reclassification or change to which SECTION 6(f)(i)(B) applies;

(iv)         the dissolution, liquidation or winding up of the Corporation; or

(v)          any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Series 6 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 6 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 6 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 6 Preferred Shares.

SECTION 7.        Redemption.

(a)          Redemption at the Option of the Corporation.

(i)           In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Series 6 Preferred Shares then outstanding at a price (the “Redemption Price”) per Series 6 Preferred Share equal to the greater of (i) the Base Liquidation Preference per such Series 6 Preferred Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Series 6 Preferred Shares would have received in respect of such Series 6 Preferred Share had such holder converted such Series 6 Preferred Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).

(ii)          If the Corporation elects to redeem the Series 6 Preferred Shares pursuant to this SECTION 7, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Series 6 Preferred Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Series 6 Preferred Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.

(b)          Mechanics of Redemption.

(i)            On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Series 6 Preferred Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.

(ii)           Series 6 Preferred Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series 6 Preferred Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Series 6 Preferred Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Series 6 Preferred Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

(iii)          Notwithstanding anything in this SECTION 7 to the contrary, each holder shall retain the right to convert Series 6 Preferred Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Series 6 Preferred Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 7.

SECTION 8.        Antitrust and Conversion Into Alternative Preference Shares.

(a)          If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 6(c) to the Investor or any Permitted Transferee at any time on and after the date hereof and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Series 6 Preferred Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice.

(b)          With respect to any holder of Series 6 Preferred Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 6(c), any such holder of Series 6 Preferred Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Series 6 Preferred Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 8(c).

(c)          (i) If any holder of Series 6 Preferred Shares would not be permitted to convert one or more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares due to the restrictions contained in SECTION 6(b) or (ii) if any holder of Series 6 Preferred Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Series 6 Preferred Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.

(d)          As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 8(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Series 6 Preferred Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 6 Preferred Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Series 6 Preferred Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Series 6 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Series 6 Preferred Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Series 6 Preferred Shares are issued in a name other than the name of the converting holder.

SECTION 9.         Additional Definitions. For purposes of this Designation, the following terms shall have the following meanings

(a)          “A&R OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Midas OpCo LLC, dated as of July 29, by and among Midas OpCo LLC (“OpCo”) and its Members (as defined therein), as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(b)          “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.

(c)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(d)         “Alternative Preference Shares” means the Series 7 Preferred Shares so denominated and authorized by the Corporation concurrently with the Series 6 Preferred Shares.

(e)         “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 6 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(f)           “Board of Directors” means the board of directors of the Corporation.

(g)          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(h)          “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.

(i)           “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.

(j)           “Common Unit” means a unit representing limited liability company interests in OpCo and constituting a “Common Unit” as defined in the A&R OpCo Operating Agreement.

(k)           “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(l)           “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares, including for the avoidance of doubt, but not limited to, the Common Units and the Class C Shares which are exchangeable for Class A Shares subject to the terms and conditions of the A&R OpCo LLC Agreement.

(m)          “Corporation” means MDC Stagwell Holdings Inc., a Delaware corporation .

(n)          “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(o)          “Designation” mean this Designation of the Series 6 Preferred Shares.

(p)          “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Series 6 Preferred Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series 6 Preferred Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

(q)          “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.

(r)           “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(s)          “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(t)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u)          “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(v)          “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)          any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries or Stagwell and its Permitted Transferees (as such term is defined in the A&R OpCo LLC Agreement), files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or

(ii)         the Corporation or OpCo amalgamates, consolidates with or merges with or into another person (other than through a Permitted Transaction), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation or, with respect to OpCo, the Corporation) or any person (other than a Subsidiary of the Corporation or, with respect to OpCo, the Corporation) consolidates with, amalgamates or merges with or into the Corporation or OpCo (other than through a Permitted Transaction).

(w)         “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(x)           “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.

(y)          “Investor” means Stagwell Agency Holdings LLC.

(z)           “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(aa)        “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(bb)        “Nasdaq” means The NASDAQ Global Market.

(cc)        “Original Purchase Price” means $1,207.34 per Series 6 Preferred Share.

(dd)        “Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation. For the avoidance of doubt, the Series 4 Preferred Shares of the Corporation, the Series 5 Preferred Shares of the Corporation, the Alternative Shares and, upon and subject to their issuance as contemplated by the Letter Agreement, the Series 8 Preferred Shares and Series 9 Preferred Shares of the Corporation are Parity Securities.

(ee)         “Permitted Transactions” means an amalgamation, consolidation or merger (1) of the Corporation with or into a Subsidiary of the Corporation (including OpCo), (2) of a Subsidiary of the Corporation (including OpCo) with or into the Corporation, (3) of the Corporation with or into a person of which the Corporation is a Subsidiary, or of such person with or into the Corporation, or (4) in which (A) all of the persons that beneficially own the Voting Stock of the Corporation immediately prior to the transaction and Permitted Transferees (as such term is defined in the A&R OpCo LLC Agreement) own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction or (B) with respect to OpCo, if persons that beneficially own the equity interests of OpCo immediately prior to the transaction and Permitted Transferees (as defined in the A&R OpCo LLC Agreement) own, directly or indirectly, a majority of the equity interests of OpCo immediately after the transaction in substantially the same proportion as their ownership of OpCo’s equity interests immediately prior to the transaction, in each case of the foregoing items (1) through (4) which does not result in any of the following:

(i)         any of the items set forth in SECTION 3(b) with respect to which the approval of the holders of Series 6 Preferred Shares is required;

(ii)        the conversion of the Series 6 Preferred Shares into cash, stock or other property, or the right to receive cash, stock or property, or some combination thereof; other than conversion, in a transaction as described in clause (dd)(4) above, of the Series 6 Preferred

Shares into a series of preferred shares having the same rights, preferences and privileges as the Series 6 Preferred Shares; or

(iii)       the cancellation of such Series 6 Preferred Shares.

(ee)         “Permitted Transferee” means any holder of Series 6 Preferred Shares who received such Series 6 Preferred Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.

(ff)           “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(gg)         “Qualifying Transaction” means a Fundamental Change: (i) with regard to which the holder of Series 6 Preferred Shares is entitled to receive, directly or indirectly, in respect of its Series 6 Preferred Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Series 6 Preferred Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Series 6 Preferred Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Series 6 Preferred Share that is at least equal to the Base Liquidation Preference of such Series 6 Preferred Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Series 6 Preferred Shares.

(hh)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii)          “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of March 14, 2019, between MDC Partners Inc. and the Investor.

(jj)          “Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Series 6 Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(kk)        “Series 6 Original Issuance Date” means July 29, 2021.

(ll)          “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.

(mm)      “Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.

(nn)        “Stagwell” means Stagwell Media LP, a Delaware limited partnership.

(nn)        “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(oo)        “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(pp)        “Voting Stock” means the Class A Shares, the Class B Shares and the Class C Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(qq)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accretion Rate	SECTION 3(b)
Additional Class A Shares	SECTION 6(f)(v)(B)
Additional Dividends	SECTION 2(b)(i)
Aggregate Amount	SECTION 6(f)(iii)
Base Liquidation Preference	SECTION 3(b)
Class A Equivalents	SECTION 6(f)(v)(B)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)(ii)
Class B Shares	SECTION 3(a)
Class C Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Conversion Price	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Dividends	SECTION 2(b)(i)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Letter Agreement	SECTION 6(f)(v)(B)(7)

Liquidation Preference	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
qualifying consideration	SECTION 9(ee)
Quarterly Compounding Date	SECTION 3(b)
Redemption Date	SECTION 7(a)(i)
Redemption Notice	SECTION 7(a)(ii)
Redemption Price	SECTION 7(a)(i)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xii)
Series 6 Preferred Shares	SECTION 1
Special Conversion Shares	SECTION 8(c)

SECTION 10.      Miscellaneous. For purposes of this Designation, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 6 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 10. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 6 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Series 6 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 6 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 6 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 6 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 6 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Series 6 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by this Designation and the General Corporation Law of the State of Delaware.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

EXHIBIT D

Designation of Series 7 Convertible Preferred Stock

DESIGNATION
OF
SERIES 7 CONVERTIBLE PREFERRED STOCK
OF
MDC STAGWELL HOLDINGS INC.

SECTION 1.       Designation and Amount. The designation of this series of Preferred Stock is “Series 7 Convertible Preferred Stock” (the “Series 7 Preferred Shares”), par value $0.001 per share, and the number of shares constituting such series is Twenty Million (20,000,000). Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Convertible Preferred Shares to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2.       Dividends.

(a)          (i)         Each holder of issued and outstanding Series 7 Preferred Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 7 Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 7 Preferred Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 6(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 7 Preferred Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 6(f)(i)(A) or SECTION 6(f)(ii) (and such dividends or distributions that are not payable to the holders of Series 7 Preferred Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 7 Preferred Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)         Holders of the Series 7 Preferred Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 2.

(c)         The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Series 7 Preferred Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 7 Preferred Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

SECTION 3.        Liquidation Entitlement.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Series 7 Preferred Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) any Class C Shares of the Corporation (the “Class C Shares”) or any other shares ranking junior as to capital to the Series 7 Preferred Shares, an amount per Series 7 Preferred Share equal to the amount the holder of the Series 7 Preferred Share would have received if such holder had converted such Series 7 Preferred Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 6(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).

(b)          After payment to the holders of the Series 7 Preferred Shares of the full Liquidation Entitlement to which they are entitled, the Series 7 Preferred Shares as such will have no right or claim to any of the assets of the Corporation.

(c)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Series 7 Preferred Shares will equal the Fair Market Value thereof on the date of distribution.

SECTION 4.       Voting Rights. The holders of the Series 7 Preferred Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 7 Preferred Shares with respect to any and all matters referred to in this Designation may be given in writing by all of the holders of the Series 7 Preferred Shares outstanding or by resolution duly passed and carried as may then be required by the General Corporation Law of the State of Delaware at a meeting of the holders of the Series 7 Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 7 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 7 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later. Notice of any such original meeting of the holders of the Series 7 Preferred Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 7 Preferred Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 7 Preferred Shares held by such holder.

SECTION 5.        Purchase for Cancellation. Subject to such provisions of the General Corporation Law of the State of Delaware as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 7 Preferred Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 7 Preferred Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 7 Preferred Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 6.       Conversion.

Each Series 7 Preferred Share is convertible into Class A Shares as provided in this SECTION 6.

(a)          Conversion at the Option of Holders of Series 7 Preferred Shares. Subject to SECTION 6(b), each holder of Series 7 Preferred Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Series 7 Preferred Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 6(f). In order to convert the Series 7 Preferred Shares into Class A Shares, the holder must surrender the certificates representing such Series 7 Preferred Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Series 7 Preferred Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 6(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 6(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).

(b)          Limitations on Conversion. Notwithstanding SECTION 6(a), the Corporation shall not effect any conversion of the Series 7 Preferred Shares or otherwise issue Class A Shares pursuant to SECTION 6(a), and no holder of Series 7 Preferred Shares will be permitted to convert Series 7 Preferred Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 7 Preferred Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 7 Preferred Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares, Class B Shares and Class C Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Series 7 Preferred Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the certificate of designation or other similar document governing other Voting Stock. For purposes of this SECTION 6(b), the aggregate voting power and Beneficial Ownership of Common Shares held b the Affiliates of a holder shall be attributed to such holder.

(c)          Automatic Conversion.

(i)           If at any time the limitations in SECTION 6(b) would not prevent the conversion of one or more Series 7 Preferred Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Series 7 Preferred Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 6(b) will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Series 7 Preferred Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Series 7 Preferred Shares that may be converted pursuant to this SECTION 6(c)(i) is less than all shares of the Series 7 Preferred Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Series 7 Preferred Shares to be converted by lot or in such other equitable manner as the Corporation may determine.

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Series 7 Preferred Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 7 Preferred Shares. If more than one Series 7 Preferred Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 7 Preferred Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)           Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 7 Preferred Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Series 7 Preferred Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 7 Preferred Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 7 Preferred Shares not converted other than any such tax due because Class A Shares or a certificate for Series 7 Preferred Shares are issued in a name other than the name of the converting holder.

(ii)          From and after the Conversion Date, the Series 7 Preferred Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 7 Preferred Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 7 Preferred Share is not converted, such Series 7 Preferred Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)         If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 7 Preferred Shares, the conversion may, at the option of any holder tendering any Series 7 Preferred Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 7 Preferred Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 7 Preferred Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)         All Class A Shares issued upon conversion of the Series 7 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)           Adjustments to Conversion Amount.

(i)           Adjustment for Change In Share Capital.

(A) If the Corporation shall, at any time and from time to time while any Series 7 Preferred Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:

(1)          the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)          the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 6(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Series 7 Preferred Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series 7 Preferred Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)          Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Series 7 Preferred Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A) the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B) the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)          the number of Class A Shares, Class B Shares and Class C Shares then outstanding;

(2)          all Class A Shares issuable upon conversion of outstanding Series 7 Preferred Shares; and

(3)          all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 6(f)(ii).

(iii)         Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Series 7 Preferred Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Amount pursuant to this SECTION 6(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 6(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 6(f)(iii).

(iv)         Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1)          any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)          any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)          any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Series 7 Preferred Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Series 7 Preferred Shares would have been converted pursuant to SECTION 6(a) without giving effect to any limitations on conversion set forth in SECTION 6(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B) The above provisions of this SECTION 6(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 6(f)(iv) applies to any event or occurrence, neither SECTION 6(f)(i) nor SECTION 6(f)(iii) shall apply; provided, however, that this SECTION 6(f)(iv) shall not apply to any share split or combination to which SECTION 6(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 3 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Series 7 Preferred Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 6(f).

(v)          Minimum Adjustment. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

(vi)         When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:

(A) for a transaction referred to in SECTION 6(f)(i) or SECTION 6(f)(ii) if the Series 7 Preferred Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Series 7 Preferred Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Series 7 Preferred Shares were convertible at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 6 if such event is not consummated.

(vii)        Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(viii)       Waiver. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Series 7 Preferred Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(ix)          Tax Adjustment. Anything in this SECTION 6 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 6, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(x)           No Duplication. If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 6 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xi)          Provisions Governing Adjustment to Conversion Amount.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 6(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 6(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 6(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 2(a) applicable to Participating Dividends and shall be distributed to the holders of Series 7 Preferred Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 7 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 6(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 6(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 6(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Series 7 Preferred Shares pursuant to, the provisions of SECTION 2(a) applicable to Participating Dividends.

(xii)         Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to this Designation shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of this Designation there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of this Designation, the rights of the holders of the Series 7 Preferred Shares set forth in this Designation shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiii)        Notwithstanding anything to the contrary in this Designation, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Series 7 Preferred Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Series 7 Preferred Shares. Instead, the holder of such converted Series 7 Preferred Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)           any share split or combination of the outstanding Class A Shares;

(ii)          any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)         any reclassification or change to which SECTION 6(f)(i)(B) applies;

(iv)         the dissolution, liquidation or winding up of the Corporation; or

(v)          any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Series 7 Preferred Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 6(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 6, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 7 Preferred Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Series 7 Preferred Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 7 Preferred Shares.

SECTION 7.        Additional Definitions. For purposes of this Designation, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(b)          “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 7 Preferred Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(c)          “Board of Directors” means the board of directors of the Corporation.

(d)          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(e)          “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.

(f)           “Common Shares” means the Class A Shares, the Class B Shares, the Class C Shares and any other common shares in the capital of the Corporation.

(g)          “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(h)          “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(i)           “Corporation” means MDC Stagwell Holdings Inc., a Delaware corporation.

(j)           “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(k)          “Designation” mean this Designation of the Series 7 Preferred Shares.

(l)           “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(m)         “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)          “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)           for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)          for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(p)          “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(q)          “hereof,” “herein” and “hereunder” and words of similar import refer to this Designation as a whole and not merely to any particular clause, provision, section or subsection.

(r)           “Investor” shall mean Stagwell Agency Holdings LLC.

(s)          “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(t)           “Nasdaq” means The NASDAQ Global Market.

(u)          “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(v)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w)         “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of March 14, 2019, between the Corporation and the Investor.

(x)           “Series 7 Original Issuance Date” means, with respect to any Series 7 Preferred Share, the original issue date of such Series 7 Preferred Share.

(y)          “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Series 7 Preferred Shares.

(z)           “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(aa)        “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(bb)        “Voting Stock” shall mean the Class A Shares, the Class B Shares and the Class C Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(cc)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Amount	SECTION 6(f)(iii)
Class A Shares	SECTION 3(a)
Class A Shares Outstanding	SECTION 6(f)
Class B Shares	SECTION 3(a)
Class C Shares	SECTION 3(a)
Conversion Amount	SECTION 6(a)
Conversion Date	SECTION 6(a)
Disposition Event	SECTION 6(f)(iv)
Expiration Date	SECTION 6(f)(iii)
Expiration Time	SECTION 6(f)(iii)(A)
Liquidation Entitlement	SECTION 3(a)
Maximum Voting Power	SECTION 6(b)
Participating Dividends	SECTION 2(a)
Purchased Shares	SECTION 6(f)(iii)
Reference Property	SECTION 6(f)(iv)
Rights Trigger	SECTION 6(f)(xi)
Series 7 Preferred Shares	SECTION 1

SECTION 8.        Miscellaneous. For purposes of this Designation, the following provisions shall apply:

(a) Withholding Tax. Notwithstanding any other provision of this Designation, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to this Designation is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to this Designation any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 7 Preferred Shares pursuant to this Designation shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 8. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Series 7 Preferred Shares shall be responsible for all withholding taxes in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to this Designation.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Series 7 Preferred Shares, the Corporation may, at its option, make any payment due to registered holders of Series 7 Preferred Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 7 Preferred Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 7 Preferred Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 7 Preferred Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Series 7 Preferred Shares may be deleted, varied, modified, amended or amplified by amendment with such approval as may then be required by the General Corporation Law of the State of Delaware.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.